                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT

NAME OF SUBSIDIARY                                      PLACE OF INCORPORATION

AMTROL Canada Ltd.                                      Ontario, Canada

Water Soft Inc.                                         Rhode Island

AMTROL International Investments Inc.                   Rhode Island

AMTROL Europe Ltd.                                      United Kingdom

AMTROL Holdings Netherlands B.V.                        Netherlands

AMTROL Holding GmbH                                     Donaueschingen, Germany

AMTROL Wassererwarmer Beteiligungs GmbH                 Donaueschingen, Germany

Nova Emaillertechnik GmbH                               Donaueschingen, Germany

AMTROL NOVA GmbH & Co. K.G.                             Donaueschingen, Germany

AMTROL Poland Sp z.o.o.                                 Swarzedz, Poland

AMTROL Holdings Portugal, SGPS, Unipessoal, Lda.        Guimaraes, Portugal

AMTROL-ALFA Metalomecanica, S.A.                        Guimaraes, Portugal

AMTROL Asia Pacific Ltd.                                Hong Kong